Putnam RetirementReady 2030 Fund
1/31/05 Semi-Annual

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 (000s omitted)

Class A	 98
Class B    *
Class C    *

72DD2 (000s omitted)

Class M	*
Class R	*
Class Y	140

74U1 (000s omitted)

Class A	301
Class B	*
Class C	*

74U2 (000s omitted)

Class M	*
Class R	*
Class Y	487

* Represents less than (000s omitted)

74V1

Class A	65.18
Class B	63.90
Class C	63.90

74V2

Class M	63.89
Class R	63.94
Class Y	70.07